Exhibit 99.1

FOR IMMEDIATE RELEASE

June 7, 2023

Warner Bros. Discovery Announces Commencement of Cash Tender Offer for up to $500,000,000 Aggregate Principal Amount of Floating Rate Notes due 2024 Issued by WarnerMedia Holdings, Inc.

New York, New York — Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) today announced that, in connection with the Company’s previously announced plan to reduce debt, its wholly-owned subsidiary, WarnerMedia Holdings, Inc. (the “Issuer”), has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the Issuer’s outstanding Floating Rate Notes due 2024 (the “Notes”), for the consideration described in the table below. The Company also announced that, during the fiscal quarter ending June 30, 2023, it has repaid $750 million of borrowings under its multicurrency revolving credit agreement and $800 million of borrowings outstanding under its term loan prior to the due date of April 2025.

Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Interest Rate	Maturity	Consideration(1)
Floating Rate Notes due 2024	55903V AX1, 55903V AA1, U55632 AA8	$500,000,000	Compounded SOFR + 1.78%	March 15, 2024	$1,011.00

(1)

Per $1,000 principal amount of Notes validly tendered before the Expiration Time (as defined below), not validly withdrawn and accepted for purchase. In addition to the consideration, holders will also receive accrued and unpaid interest on the Notes, if any, from the last interest payment date up to, but excluding, the Settlement Date (as defined below).

The Tender Offer will expire at 5:00 p.m., New York City time, on June 13, 2023, unless extended or earlier terminated (the “Expiration Time”). Holders who have validly tendered their Notes may withdraw such Notes at any time at or prior to the Expiration Time. The guaranteed delivery date is expected to be June 15, 2023. The Issuer expects to pay the applicable consideration for Notes validly tendered and not validly withdrawn at or prior to the Expiration Time on June 16, 2023, the third business day following the Expiration Time (the “Settlement Date”). The Tender Offer is conditioned upon satisfaction of certain conditions, but is not conditioned upon any minimum amount of Notes being tendered.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase, dated June 7, 2023 (the “Offer to Purchase”), and in the related notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”), along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Tender Offer. The Issuer has retained BNP Paribas Securities Corp. to act as the Dealer Manager in connection with the Tender Offer. Copies of the Tender Offer Documents may be obtained from D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, by phone at +1 (212) 269-5550 (banks and brokers) or +1 (877) 283-0322 (all others), by email at WBD@dfking.com or online at www.dfking.com/WBD. Questions regarding the Tender Offer may also be directed to the Dealer Manager as set forth below:

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

Toll Free No.: +1 (888) 210-4358

Collect No.: +1 (212) 841-3059

Email: dl.us.liability.management@us.bnpparibas.com

This news release must be read in conjunction with the Offer to Purchase. This news release and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to the Tender Offer. If you are in any doubt as to the contents of this news release or the Offer to Purchase or the action you should take, you are recommended to seek your own financial, legal and tax advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, commercial bank, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Issuer, the Tender and Information Agent or the Dealer Manager, nor any of their respective affiliates, is acting for any holder of Notes, or will be responsible to any holder of Notes for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offer, and accordingly none of the Tender and Information Agent or the Dealer Manager, nor any of their respective affiliates, assumes any responsibility for the accuracy of any information concerning the Issuer, the Company or the Notes or any failure by the Issuer to disclose information with regard to the Issuer, the Company or the Notes which is material in the context of the Tender Offer and which is not otherwise publicly available.

The Company reserves the right from time to time to purchase any of the Notes that remain outstanding after the Expiration Time through open market purchases, privately negotiated transactions, tender offers or otherwise (each of which to be upon such terms and at such prices as the Company may determine, which may be more or less than the price to be paid pursuant to the Tender Offer). In addition, the Company may from time to time seek to prepay, retire or purchase its other outstanding indebtedness through prepayments, redemptions, open market purchases, privately negotiated transactions, tender offers or otherwise. Any such repurchases or exchanges will be dependent upon several factors, including the Company’s liquidity requirements, contractual restrictions, general market conditions, as well as applicable regulatory, legal and accounting factors. Whether or not the Company repurchases or exchanges any debt and the size and timing of any such repurchases or exchanges will be determined at its discretion.

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Tender Offer is being made only by, and pursuant to the terms of, the Tender Offer Documents.

The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be made by the Dealer Manager on behalf of the Issuer. None of the Issuer, the Tender and Information Agent or the Dealer Manager, nor any of their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer.

About Warner Bros. Discovery:

Warner Bros. Discovery (Nasdaq: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offer, the satisfaction of conditions to the Tender Offer, whether the Tender Offer will be consummated in accordance with the terms set forth in the Tender Offer Documents or at all and the timing of any of the foregoing, as well as the risk factors disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2023. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.